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    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 28, 1998
                           Registration No. 333-23383
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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
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                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
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                         JONES MEDICAL INDUSTRIES, INC.
             (Exact name of Registrant as specified in its charter)

                DELAWARE                            43-1229854
        (State or other jurisdiction          (I.R.S. Employer Identification
      of incorporation or organization)                  Number)



             1945 Craig Road,  St. Louis, MO  63146  (314) 576-6100
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                DENNIS M. JONES
                         Jones Medical Industries, Inc.
                                1945 Craig Road
                              St. Louis, MO  63146
                                 (314) 576-6100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                       With copies of communications to:
                           CHARLES E. H. LUEDDE, ESQ.
                       Greensfelder, Hemker & Gale, P.C.
                         10 South Broadway, Suite 2000
                           St. Louis, Missouri 63102
                                 314-241-9090
                              -------------------

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         This Post-Effective Amendment No. 1 to the Registration Statement on
Form S-3 (File No. 333-23383) filed by Jones Medical Industries Inc. (the "Company") which was declared effective on April 11, 1997, is filed to indicate the completion of the offering and sale contemplated thereby.

         The Company is advised by the several Selling Shareholders named in such Registration Statement that offers and sales of an aggregate of 95,985 shares (including 5,360 shares sold by donees of the Selling Shareholders) included in such Registration Statement were concluded prior to December 31, 1997.

         Under the terms of the reorganization agreement among the Company, Abana Pharmaceuticals, Inc. and the Selling Shareholders, the offer and sale transactions contemplated by the Registration Statement and by the related Prospectus dated April 11, 1997, were complete as of December 31, 1997 and no further use or delivery of such Prospectus in connection with the offer and sale of shares by or on behalf of the Selling Shareholders is authorized or permitted. As of December 31, 1997 (the first anniversary of the closing of the transactions contemplated by such reorganization agreement), Rule 144 became available to the Selling Shareholders. Accordingly, 195,265 of the 291,250 shares included in the Registration Statement may be deemed "de-registered" for purposes of the Securities Act of 1933.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the County of St. Louis, State of Missouri, on the 28th day of January, 1998.

                                         JONES MEDICAL INDUSTRIES, INC.

                                         By:  /s/Dennis M. Jones
                                            ---------------------------
                                             Dennis M. Jones, President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on January 28, 1998:

        SIGNATURES                                TITLE


 /s/  Dennis M. Jones                           Chairman of the Board, President, Chief Executive
 ----------------------------------             Officer and Director
 Dennis M. Jones, President


 /s/  Judith A. Jones                           Principal Financial Officer, Executive Vice President,
 -----------------------------------            Secretary, Treasurer and Director
 Judith A. Jones





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
 /s/  Michael T. Bramblett                      Executive Vice President and Director
 --------------------------------
 Michael T. Bramblett


 /s/  Edward A. Chod                            Director
 ---------------------------------
 Edward A. Chod


 /s/  G. Andrew Franz                           Senior Vice President - Operations -
 ----------------------------------             Pharmaceuticals and Director
 G. Andrew Franz


 /s/  David A. McLaughlin                       Senior Vice President - Operations -
 -------------------------------                Nutritionals and Director
 David A. McLaughlin



 --------------------------------------------   Director
 Stanley Lopata


 --------------------------------------------   Director
 L. John Polite, Jr.


 --------------------------------------------   Director
 Thomas F. Patton





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